UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

21823 30th Drive SE Bothell, Washington 98021
(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 14, 2020, Seattle Genetics, Inc. (the “Company”) entered into a commercial supply agreement (the “Agreement”) with Sterling Pharma Solutions Limited (“Sterling”) to manufacture starting materials for TUKYSATM (tucatinib). The Agreement provides that the Company will purchase starting materials pursuant to rolling forecasts and will purchase a minimum percentage of its requirements for the starting materials from Sterling. The Agreement will remain in effect until 2025, after which it will continue automatically for up to two additional years subject to termination by either party giving written notice to the other party. Either party has the right to terminate the Agreement if the other party commits any breach of the Agreement and does not remedy, make a bona fide attempt to remedy or enter into negotiations to resolve, the breach after notice to do so, if capable of remedy. The foregoing summary of the Agreement is qualified by the redacted version of the Agreement which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q to be filed with respect to the second quarter of 2020.

Item 8.01	Other Events

On April 17, 2020, the Company announced that the U.S. Food and Drug Administration had granted approval to TUKYSA™ (tucatinib) tablets in combination with trastuzumab and capecitabine for adult patients with advanced unresectable or metastatic HER2-positive breast cancer, including patients with brain metastases, who have received one or more prior anti-HER2-based regimens in the metastatic setting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: April 17, 2020	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer